Exhibit 10.7

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (the “Agreement”) is made as of this 31st day of May, 2018, by Wyndham Destinations, Inc., formerly known as Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and Stephen P. Holmes (the “Executive”).

WHEREAS, the Executive serves as the Chairman of the Board of Directors of the Company (“Board”) and the Chief Executive Officer of the Company;

WHEREAS, the Executive and the Company are signatories to an Employment Agreement, dated the Effective Date (as defined therein) (“Original Employment Agreement”), an amendment to the Original Employment Agreement, dated December 31, 2008 (“Amendment No. 1”), an amendment to the Original Employment Agreement, as amended by Amendment No. 1, dated November 19, 2009 (“Amendment No. 2”), an amendment to the Original Employment Agreement, as amended by Amendment No. 1 and Amendment No. 2, dated December 31, 2012 (“Amendment No. 3”), an amendment to the Original Employment Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, dated May 16, 2013 (“Amendment No. 4”), an amendment to the Original Employment Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4, dated May 14, 2015 (“Amendment No. 5”), and an amendment to the Original Employment Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5, dated July 31, 2017 (“Amendment No. 6”) (Original Employment Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6, collectively, the “Employment Agreement”); and

WHEREAS, the Company and the Executive have mutually agreed to end their employment relationship under the terms and conditions set forth exclusively in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, the Executive and the Company agree as follows:

Section 1                                              Cessation of Employment Relationship.

Effective as of the distribution of all of the outstanding shares of the entity that holds the Company’s hotel business (following an internal reorganization of the Company’s businesses) on a pro rata basis to the holders of common stock of the Company (“Transaction”) (the date on which such Transaction occurs, the “Separation Date”), the Executive’s employment with the Company and its affiliates and subsidiaries will automatically terminate without the need for any further action by the Company, the Executive or any other party. Notwithstanding anything to the contrary set forth herein, if the Company abandons the Transaction (the “Transaction Termination”), this Agreement shall be null and void in its entirety as of the date of the Transaction Termination.

Provided the Separation Date occurs, effective as of the Separation Date, the Executive hereby resigns from all positions and offices with the Company and any affiliate and subsidiary of the Company, as well as from any positions and offices on the Company’s and its affiliates’

and subsidiaries’ foundations, benefits plans and programs.  Notwithstanding the foregoing, provided the Separation Date occurs, the Executive shall serve as the Non-Executive Chairman of the Board of each of Wyndham Hotels & Resorts, Inc. (“WHRI”) and Wyndham Destinations, Inc. (“WDI”) following the Separation Date, and will be permitted to engage in other for-profit activities during such service, including by obtaining full-time employment, subject to Section 3 of this Agreement.

Section 2                                              Payment Obligations.

2.1                               Severance. Provided the Separation Date occurs, the Company and the Executive agree that the Executive’s separation from employment with the Company will be treated as a Without Cause Termination (as defined in the Employment Agreement); provided that the Executive’s employment is not terminated due to a Termination for Cause (as defined in the Employment Agreement) prior to the Separation Date. Accordingly,

(a)                                 The Company shall pay the Executive an aggregate cash severance amount equal to fourteen million, one hundred and thirty-five thousand, eight hundred and twenty-three dollars ($14,135,823.00), payable in a lump sum within 60 days after the Separation Date, subject to Sections 2.3, 2.4 and 4.6 below.

(b)                                 Effective as of the Separation Date, and subject to Sections 2.3, 2.4 and 4.6 below, the Executive’s outstanding incentive equity awards shall be treated as set forth below:

(i)                                     all of the Executive’s outstanding RSUs granted prior to March 1, 2018 and outstanding as of May 31, 2018 (being 84,217 RSUs), to the extent unvested as of the Separation Date, will accelerate and vest upon completion of the Transaction, with settlement as provided by the terms associated with the completion of the Transaction (“Vesting Plan”), net of shares of Company common stock withheld to satisfy applicable withholding taxes; and

(ii)                                  to the extent not previously vested in accordance with their existing terms and conditions, all or a portion of the Executive’s PVRSUs (if any) for the performance period from January 1, 2016 through December 31, 2018 (being 83,740 PVRSUs) and the Executive’s PVRSUs for the performance period from January 1, 2017 through December 31, 2019 (being 144,161 PVRSUs) will vest upon completion of the Transaction, to the extent that the performance goals applicable to such PVRSUs are certified as achieved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) following the completion of each such performance period, with settlement pursuant to the Vesting Plan. The Executive’s PVRSUs shall be settled in shares of Company common stock, net of shares withheld to satisfy applicable withholding taxes; and

(iii)                               all of the Executive’s outstanding SSARs which the Executive holds as of the Separation Date (being 182,284 SSARs), to the extent unvested as of the Separation Date, will accelerate and vest and become immediately exercisable upon completion of the Transaction and will remain outstanding until the earlier of (A) the third anniversary of the Separation Date and (B) the original expiration date of the SSAR.

The Executive has no other outstanding Company incentive awards, equity awards or equity rights, except as set forth in subsection (b) above and except for his 432 outstanding RSUs granted on March 1, 2018, which will remain outstanding following the Separation Date and eligible to vest in accordance with their terms. For the avoidance of doubt, the Executive is not entitled to any future Company incentive awards or equity rights that may otherwise be provided to officers or employees of the Company after the date of this Agreement (May 31, 2018).  However, notwithstanding anything to the contrary in the foregoing, the Executive will be eligible to receive equity and/or incentive awards in connection with his service as the Non-Executive Chairman of the Board of each of WHRI and WDI.

(c)                                  The Company shall pay the Executive an aggregate cash amount equal to five hundred and seventy-four thousand, seven hundred and three dollars ($574,703.00) within 60 days after the Separation Date (subject to Sections 2.3, 2.4 and 4.6 below), in respect of the premiums related to the Post-Employment Benefits due to the Executive pursuant to the Employment Agreement.  The Executive and his spouse shall continue to be eligible to participate in the medical, dental and vision service plans in which he currently participates (as they may be modified from time to time with respect to other senior executive officers of the Company or any successor company), or such other plans subsequently made available to senior executive officers of the Company or any successor Company, in each case, subject in all respects to the terms and conditions of such plans, including (1) the Medical Expense Reimbursement Plan, (2) the medical insurance plan, (3) the dental insurance plan, and (4) the vision service plan (collectively, the “Post-Employment Plans”), through the end of the plan year in which the Executive reaches, or would have reached, age 75 (the “Post-Employment Benefits”), subject to the Executive’s and/or his spouse’s, as applicable, continued payment of any gross premiums (on an after-tax basis) to the Company’s designated administrator and any copayments, deductibles and similar costs; provided that if the Executive or his spouse becomes eligible for Medicare or any other government-sponsored medical, dental and/or vision insurance plan or any other company’s medical, dental and/or vision insurance plan as an employee following the Separation Date, the Company’s insurance obligations as part of the Post-Employment Benefits will become secondary to such government plan or other company plan.

(d)                                 To the extent the Executive would otherwise be entitled as an executive of the Company to participate in the Company’s executive health physical program, such entitlement will be provided to the Executive through December 31, 2018.

(e)                                  The Executive shall be eligible to continue to use the vehicle provided to him through the Company’s executive car lease program in which he currently participates, upon the same terms as currently are in effect for him, through and until the Separation Date.  At that time, the Executive shall have the option to purchase the vehicle in accordance with the terms of such program for use, at his own expense.  If the Executive chooses not to purchase the vehicle, the Executive shall relinquish the vehicle to the Company’s Human Resources Department on a mutually agreed upon date.

Notwithstanding any other provision of this Agreement or the Employment Agreement, all payments to, vesting, benefits, and other rights of the Executive under this Section 2.1 shall be subject to Sections 2.3, 2.4 and 4.6 of this Agreement. In addition, and without limitation of its rights at law or in equity, the Company reserves the right to suspend any payments to, vesting, benefits and other rights of the Executive if the Company has a commercially reasonable belief that the Executive is in breach of Section 3 of this Agreement, or otherwise is in breach of any representation, affirmation or acknowledgement made by Executive under this Agreement, or the Executive Release as defined in Section 2.4 of this Agreement and attached hereto as Exhibit A.

Except as provided in this Section 2.1, the Executive acknowledges and agrees that he is not entitled to any other severance benefits under any other severance plan, arrangement, agreement or program of the Company or its affiliates.

2.2                               Other Benefits. Following the Separation Date, the Executive will be paid any vested and accrued but not yet paid amounts due under the terms and conditions of any other employee pension benefits in accordance with the terms of such plan and applicable law.

2.3                               Code Section 409A.  Section XX of the Employment Agreement (as amended by paragraphs 7 and 8 of Amendment No. 2, addressing Section 409A of the Internal Revenue Code (“Code”)) is hereby incorporated into this Agreement by reference as if fully set forth in this Agreement.  On the Separation Date, the Executive is deemed to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code; as a result, and notwithstanding any other provision of this Agreement or the Employment Agreement,

(i)                                     with regard to any payment, the providing of any benefit or any distribution of equity under this Agreement that constitutes “deferred compensation” subject to Code Section 409A, payable upon separation from service, such payment, benefit or distribution shall not be made or provided prior to the earlier of (x) the expiration of the six-month period measured from the date of the Separation Date (or, if later, his “separation from service” as referred to in Code Section 409A) (as applicable, “409A Separation Date”) or (y) the date of the Executive’s death; and

(ii)                                 on the first day of the seventh month following the date of the 409A Separation Date or, if earlier, on the date of death, (x) all payments delayed pursuant to Section 2.3(i) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal dates specified for them herein and (y) all distributions of equity delayed pursuant to Section 2.3(i) shall be made to the Executive;

provided, that, without limitation, the lump sum cash severance payment payable to the Executive under Section 2.1(a) above, the vesting of the RSUs and PVRSUs under Section 2.1(b) above and the lump sum cash payment payable to the Executive under Section 2.1(c) above are each intended to qualify as a short-term deferral under Treasury Regulation Section 1.409A-1(b)(4) and will be provided within the time periods provided in Section 2.1 of this Agreement and in accordance with Section VII(d) of the Employment Agreement.

2.4                               Waiver and Release. Notwithstanding any other provisions of this Agreement or the Employment Agreement to the contrary, this Agreement shall not become effective, and neither the Company nor the Executive shall have any rights or obligations under this Agreement, unless and until the Executive General Release attached as Exhibit A hereto and made a part hereof (the “Executive Release”) becomes effective pursuant to its terms. Furthermore, the payments, benefits, vesting and other rights provided to the Executive under Section 2.1 of this Agreement are subject to, and contingent upon, the occurrence of the “Release Effective Date” (as defined in the Executive Release). If the Release Effective Date does not occur, the Executive shall have no right to any payments, benefits, vesting or other rights provided pursuant to Section 2.1 of this Agreement.

2.5                               Indemnification. Consistent with Section IX of the Employment Agreement, from and after the Separation Date, the Company will indemnify the Executive and advance and/or reimburse related expenses, to the fullest extent permitted by the laws of the state of incorporation of the Company (Delaware) and with the limitations set forth under the Certificate of Incorporation and By-Laws of the Company. In addition, nothing herein shall affect the Executive’s rights, if any, to indemnification, advancement, defense or related reimbursement pursuant to, and subject to the terms and conditions of, any applicable D&O policies, any similar insurance policies or applicable law.

Section 3                                              Restrictive Covenants.

3.1                               Post-Separation Covenants. The Executive hereby acknowledges, agrees to, and shall satisfy in full each of the Executive’s covenants, restrictions, obligations and agreements set forth in the Employment Agreement, including but not limited to Section VIII therein, which are hereby incorporated into this Agreement by reference as if fully set forth in this Agreement (“Post-Separation Covenants”).  The Executive will continue to be subject to the Post-Separation Covenants following the Separation Date in accordance with their terms.

The Executive agrees that all of the Post-Separation Covenants are fair and reasonable and are an essential element of the payments, rights and benefits provided to the Executive pursuant to this Agreement and the Employment Agreement, and but for the Executive’s agreement to comply therewith and herewith, the Company would not have entered into this Agreement or executed the Employment Agreement.

This Section 3.1 shall in all respects be subject to Paragraph 9 of the Executive Release.

3.2                               Confidential and Proprietary Information. The Executive also acknowledges that in connection with his employment, he has had access to information of a nature not generally disclosed to the public. The Executive agrees to keep confidential and not disclose to anyone, unless legally compelled to do so, Confidential and Proprietary Information. “Confidential and Proprietary Information” includes but is not limited to all Company (including affiliates and subsidiaries) business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and developments owned, possessed or controlled by the Company, regardless of whether possessed or developed by the Executive in the course of his employment. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. “Confidential and Proprietary Information” shall not include information that (a) was already publicly known at the time of disclosure to Executive; (b) subsequently becomes publicly known other than through disclosure by the Executive; or (c) is generally known within the industry. The Executive understands that Confidential and Proprietary Information is owned and shall continue to be owned solely by the Company. The Executive agrees that he has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information except as may be required to respond to a court order, subpoena, or other legal process. In the event the Executive receives a court order, subpoena, or notice of other legal process requiring the disclosure of any information concerning the Company, including but not limited to Confidential and Proprietary Information, to the extent permitted by law, the Executive shall give the Company notice of such process within 48 hours of receipt, in order to provide the Company with the opportunity to move to quash or otherwise seek the preclusion of the disclosure of such information. The Executive also acknowledges that he has complied and will continue to comply with this commitment, both as an employee and after the end of his employment. The Executive also acknowledges his continuing obligations under the Company’s Business Principles. This Section 3.2 shall in all respects be subject to Paragraph 9 of the Executive Release.

3.3                               Non-Disparagement. The Executive agrees not to make, at any time (whether before or after the Separation Date), negative comments about or otherwise disparage the

Company or any of its affiliates and/or subsidiaries, or any of their respective officers, directors, employees, shareholders, members, agents or products.  The foregoing will not restrict or impede the Executive from exercising protected legal rights to the extent that such rights cannot be waived by agreement or from providing truthful statements in response to any governmental agency, rulemaking authority, subpoena power, legal process, required governmental testimony or filings, or judicial, administrative, or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

Section 4                                              Miscellaneous.

4.1                               Modifications. This Agreement may not be modified or amended except in writing signed by each of the parties hereto. No term or condition of this Agreement shall be deemed to have been waived except in writing by the party charged with such waiver. A waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver for the future or act as a waiver of anything other than that specifically waived.

4.2                               Governing Law. Consistent with Section XVI of the Employment Agreement, this Agreement has been executed and delivered in the State of New Jersey and its validity, interpretation, performance and enforcement shall be governed by the internal laws of the State of New Jersey (without reference to its conflict of laws rules).

4.3                               Arbitration.

(a)                                 Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement of the parties hereto (other than with respect to the matters covered by Section 3 of this Agreement, for which the Company may, but shall not be required to, seek injunctive and/or other equitable relief in a judicial proceeding; in conjunction with the foregoing, the Executive acknowledges that the damages resulting from any breach of any such matter or provision would be irreparable and agrees that the Company has the right to apply to any court of competent jurisdiction for the issuance of a temporary restraining order to maintain the status quo pending the outcome of any proceeding) shall be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved shall deliver a notice to the other party hereto setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New York, to the American Arbitration Association, before a single arbitrator appointed in accordance with the Employment Arbitration Rules of the American Arbitration Association, modified only as herein expressly provided. After the aforesaid twenty (20) days, either party hereto, upon ten (10) days’ notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

(b)                                 The decision of the arbitrator on the points in dispute shall be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

(c)                                  Except as otherwise provided in this Agreement, the arbitrator shall be authorized to apportion his or her fees and expenses and the reasonable attorneys’ fees and expenses of any such party as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator shall be borne equally by each party, and each party shall bear the fees and expenses of its own attorney.

(d)                                 The parties hereto agree that this Section 4.3 has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section 4.3 shall be grounds for dismissal of any court action commenced by either party hereto with respect to this Agreement, other than court actions commenced by the Company with respect to any matter covered by Section 3 of this Agreement and other than post-arbitration court actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all rights to a trial by jury in or with respect to such litigation.

(e)                                  The parties shall keep confidential, and shall not disclose to any person the existence of the controversy hereunder, the referral of any such controversy to arbitration, or the status of resolution thereof. This Section 4.3(d) shall in all respects be subject to Paragraph 9 of the Executive Release.

4.4                               Survival. All of the Executive’s obligations, covenants and restrictions under Section VIII of the Employment Agreement (Other Duties of the Executive During and After the Period of Employment) and any confidentiality agreement, any non-disclosure agreement, and the Company’s Business Principles shall survive the Separation Date and continue in full force and effect in accordance with their terms.  Additionally, Sections IX (Indemnification), X (Certain Taxes), XI (Mitigation), XII (Withholding Taxes), XIII (Effect of Prior Agreements), XVI (Governing Law), XX (Section 409A) and XXI (Rabbi Trust) of the Employment Agreement shall survive and continue in full force and effect.  This Section 4.4 shall in all respects be subject to Paragraph 9 of the Executive Release.

4.5                               Enforceability; Severability. It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable law. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restrictions herein to be unenforceable in any respect, such court may limit this Agreement to render it enforceable in the light of the circumstances in which it was entered into and specifically enforce this Agreement to the fullest extent permissible.

4.6                               Withholding.  In accordance with Section XII of the Employment Agreement, all payments and benefits payable pursuant to this Agreement shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions.

4.7                               Code Section 409A Compliance.

(a)                                 It is intended that this Agreement comply with the provisions of Code Section 409A and all regulations, guidance and other interpretive authority issued thereunder (“Code Section 409A”), and this Agreement shall be construed and applied in a manner consistent with this intent. Notwithstanding any other provision herein to the contrary, to the extent that the reimbursement of any expenses or the provision of any in-kind benefits under this Agreement is subject to Code Section 409A, reimbursement of any such expense shall be made by no later than December 31 of the year following the calendar year in which such expense is incurred. Each and every payment under this Agreement shall be treated as a right to receive a series of separate payments under Treasury Regulation Section 1.409A-2(b)(2)(iii).

(b)                                 Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company or any of its affiliates be liable for any tax, additional tax, interest or penalty that may be imposed on the Executive pursuant to Code Section 409A or for any damages for failing to comply with Code Section 409A.

4.8                               Notices. All notices or other communications hereunder shall not be binding on either party hereto unless in writing, and delivered to the other party thereto at the following address:

If to the Company:

Wyndham Destinations, Inc.

6277 Sea Harbor Drive

Orlando, FL 32821

Attn: Chief Executive Officer

If to the Executive:

Stephen P. Holmes

[                             ]

[                             ]

Notices shall be deemed duly delivered upon hand delivery at the above address, or one day after deposit with a nationally recognized overnight delivery company, or three days after deposit thereof in the United States mails, postage prepaid, certified or registered mail. Any party may change its address for notice by delivery of written notice thereof in the manner provided.

4.9                               Assignment. This Agreement is personal in nature to the Company and the rights and obligations of the Executive under this Agreement shall not be assigned or transferred by the

Executive. The Company may assign this Agreement to any successor to all or a portion of the business and/or assets of the Company, provided that the Company shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

4.10                        Jurisdiction. Subject to Section 4.3 of this Agreement, in any suit, action or proceeding seeking to enforce any provision of this Agreement, the Executive hereby (a) irrevocably consents to the exclusive jurisdiction of any federal court located in the State of New Jersey or any of the state courts of the State of New Jersey; (b) waives, to the fullest extent permitted by applicable law, any objection which he may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; and (c) agrees that process in any such suit, action or proceeding may be served on him anywhere in the world, whether within or without the jurisdiction of such court, and, without limiting the foregoing, irrevocably agrees that service of process on such party, in the same manner as provided for notices in Section 4.8 of this Agreement, shall be deemed effective service of process on such party in any such suit, action or proceeding. The Executive and Company agree to waive any right to a jury in connection with any judicial proceeding.

4.11                        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

4.12                        Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

4.13                        Entire Agreement. This Agreement (including the Executive Release to be executed and delivered by the Executive pursuant to Section 2.4 above) is entered into between the Executive and the Company as of the date hereof and constitutes the entire understanding and agreement between the parties hereto and, other than as set forth in Section 2.3, Section 3 and Section 4.4 of this Agreement, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, concerning the subject matter hereof, including, without limitation, the Employment Agreement. All negotiations by the parties concerning the subject matter hereof are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto by the parties hereto other than those incorporated herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

WYNDHAM DESTINATIONS, INC., formerly known as,
WYNDHAM WORLDWIDE CORPORATION

By:	/s/Michael A. Hug
	Name:	Michael A. Hug
	Title:	Executive Vice President and Chief Financial Officer

/s/ Stephen P. Holmes
Executive: Stephen P. Holmes

EXHIBIT A

EXECUTIVE GENERAL RELEASE

I, Stephen P. Holmes (“I” or “Executive”), on behalf of myself and my heirs, executors, administrators and assigns, in consideration of my Separation and Release Agreement with Wyndham Destinations, Inc., formerly known as Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), dated May 31, 2018 (the “Agreement”), to which this Executive General Release (this “Executive Release”) is attached, do hereby knowingly and voluntarily release and forever discharge the Company and its affiliates and subsidiaries, and each of its and their past and future subsidiaries, affiliates, divisions, joint ventures, directors, members, officers, executives, employees, agents and stockholders, and any and all employee benefit plans maintained by any of the above entities and their respective plan administrators, committees, trustees and fiduciaries individually and in their representative capacities, and its and their respective predecessors, successors and assigns (both individually and in their representative capacities) (collectively, the “Released Parties”), from any and all actions, causes of action, covenants, contracts, claims, charges, demands, suits, and liabilities whatsoever, which I or my heirs, executors, administrators, successors or assigns ever had, now have or may have arising prior to or on the date upon which I execute this Executive Release (“Claims”), including any Claims arising out of or relating in any way to my employment (or the termination of my employment) with the Company and its affiliates and subsidiaries through the date upon which I execute this Executive Release.

1.                                      By signing this Executive Release, I am providing a complete waiver of all Claims that may have arisen, whether known or unknown, up until and including the date upon which I execute this Executive Release. This includes, but is not limited to Claims under or with respect to:

i.                                          any and all matters arising out of my employment by the Company or any of the Released Parties through the date upon which I execute this Executive Release and the cessation of said employment, and including, but not limited to, any alleged violation of the National Labor Relations Act (“NLRA”), any claims for discrimination of any kind under the Age Discrimination in Employment Act of 1967 (“ADEA”) as amended by the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964 (“Title VII”), Sections 1981 through 1988 of Title 42 of the United States Code, the Executive Retirement Income Security Act of 1974 (“ERISA”) (except for vested benefits which are not affected by this agreement), the Americans With Disabilities Act of 1990, as amended (“ADA”), the Fair Labor Standards Act (“FLSA”), the Occupational Safety and Health Act (“OSHA”), the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Federal Family and Medical Leave Act (“FMLA”), the Federal Worker Adjustment Retraining Notification Act (“WARN”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”); and

ii.                                       The Genetic Information Nondiscrimination Act of 2008; Family Rights Act; Fair Employment and Housing Act; Unruh Civil Rights Act; Statutory Provisions Regarding the Confidentiality of AIDS; Confidentiality of Medical Information Act;

Parental Leave Law; Apprenticeship Program Bias Law; Equal Pay Law; Whistleblower Protection Law; Military Personnel Bias Law; Statutory Provisions Regarding Family and Medical Leave; Statutory Provisions Regarding Electronic Monitoring of Executives; The Occupational Safety and Health Act, as amended; Obligations of Investigative Consumer Reporting Agencies Law; Political Activities of Executives Law; Domestic Violence Victim Employment Leave Law; Court Leave; the United States or New Jersey Constitutions; any Executive Order or other order derived from or based upon any federal regulations; and

iii.                                    The New Jersey Law Against Discrimination; The New Jersey Civil Rights Act; The New Jersey Family Leave Act; The New Jersey State Wage and Hour Law; The Millville Dallas Airmotive Plant Job Loss Notification Act; The New Jersey Conscientious Executive Protection Act; The New Jersey Equal Pay Law; The New Jersey Occupational Safety and Health Law; The New Jersey Smokers’ Rights Law; The New Jersey Genetic Privacy Act; The New Jersey Fair Credit Reporting Act; The New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim; New Jersey laws regarding Political Activities of Executives, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination; and

iv.                                   any other federal, state or local civil or human rights law, or any other alleged violation of any local, state or federal law, regulation or ordinance, and/or public policy, implied or expressed contract, fraud, negligence, estoppel, defamation, infliction of emotional distress or other tort or common-law claim having any bearing whatsoever on the terms and conditions and/or cessation of my employment with the Company, including, but not limited to, all claims for any compensation including salary, back wages, front pay, bonuses or awards, incentive compensation, performance-based grants or awards, severance pay, vacation pay, stock grants, stock unit grants, stock options, or any other form of equity award, fringe benefits, disability benefits, severance benefits, reinstatement, retroactive seniority, pension benefits, contributions to 401(k) plans, or any other form of economic loss; all claims for personal injury, including physical injury, mental anguish, emotional distress, pain and suffering, embarrassment, humiliation, damage to name or reputation, interest, liquidated damages, and punitive damages; and all claims for costs, expenses, and attorneys’ fees.

Executive further acknowledges that Executive later may discover facts different from or in addition to those Executive now knows or believes (or knows or believes upon such execution) to be true regarding the matters released or described in this Executive Release, and even so Executive agrees that the releases and agreements contained in this Executive Release shall remain effective in all respects notwithstanding any later discovery of any different or additional facts.

This Executive Release shall not, however, apply to any obligations of the Company under the terms and subject to the conditions expressly set forth in the Agreement (claims with respect thereto, collectively, “Excluded Claims”). Executive acknowledges and agrees that, except with respect to Excluded Claims, the Company and the Released Parties have fully satisfied any and all obligations whatsoever owed to Executive arising out of his employment

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with the Company or any of the Released Parties through the date upon which Executive executes this Executive Release and the cessation of his employment with the Company or any of the Released Parties and that no further payments or benefits are owed to Executive by the Company or any of the Released Parties. This Paragraph 1 shall in all respects be subject to Paragraph 9 of this Executive Release.

2.                                      Executive understands and agrees that he would not receive the payments and benefits specified in Section 2.1 of the Agreement, except for his execution of this Executive Release and his satisfaction of his obligations contained in the Agreement and this Executive Release, and that such consideration is greater than any amount to which he would otherwise be entitled.

3.                                      As of the date upon which Executive executes this Executive Release, Executive acknowledges that he does not have any current charge, complaint, grievance or other proceeding against any of the Released Parties pending before any local, state or federal agency regarding his employment or separation from employment. This Paragraph 3 shall in all respects be subject to Paragraph 9 of this Executive Release.

4.                                      The Company and Executive acknowledge that Executive cannot waive his right to file a charge, testify, assist, or participate in any manner in an investigation, hearing, or proceeding under the federal civil rights laws or federal whistleblower laws. Therefore, notwithstanding the provisions set forth herein, nothing contained in the Agreement or Executive Release is intended to nor shall it prohibit Executive from filing a charge with, or providing information to, the United States Equal Employment Opportunity Commission (“EEOC”) or other federal, state or local agency or from participating or cooperating in any investigation or proceeding conducted by the EEOC or other governmental agency. With respect to a claim for employment discrimination brought to the EEOC or state/local equivalent agency enforcing civil rights laws, Executive waives any right to personal injunctive relief and to personal recovery, damages, and compensation of any kind payable by any Released Party with respect to the claims released in the Agreement or this Executive Release as set forth in herein.

5.                                      As of the date upon which Executive executes this Executive Release, Executive affirms that he has not knowingly provided, either directly or indirectly, any information or assistance to any party who may be considering or is taking legal action against the Released Parties with the purpose of assisting such person in connection with such legal action. Executive understands that if this Agreement and Executive Release were not signed and executed, he would have the right to voluntarily provide information or assistance to any party who may be considering or is taking legal action against the Released Parties. Executive hereby waives that right and agrees that he will not provide any such assistance other than the assistance in an investigation or proceeding conducted by the EEOC or other federal, state or local agency, or pursuant to a valid subpoena or court order. This Paragraph 5 shall in all respects be subject to Paragraph 9 of this Executive Release.

6.                                      As of the date upon which Executive executes this Executive Release, Executive represents that he has not and agrees that he will not in any way disparage the Company or any Released Party, their current and former officers, directors and employees, or make or solicit any comments, statements, or the like to the media or to others that may be considered to be

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derogatory or detrimental to the good name or business reputation of any of the aforementioned parties or entities. This Paragraph 6 shall in all respects be subject to Paragraph 9 of this Executive Release.

7.                                      Executive agrees, in addition to obligations set forth in the Agreement, to cooperate with and make himself available to the Company or any of its successors (including any past or future subsidiary of the Company), Released Parties, or its or their General Counsel, as the Company may reasonably request, to assist in any matter, including giving truthful testimony in any litigation or potential litigation, over which Executive may have knowledge, information or expertise. Executive shall be reimbursed, to the extent permitted by law, any reasonable costs associated with such cooperation, provided those costs are pre-approved by the Company prior to Executive incurring them. Executive acknowledges that his agreement to this provision is a material inducement to the Company to enter into the Agreement and to pay the consideration described herein.

8.                                      As of the date upon which Executive executes this Executive Release, Executive acknowledges and confirms that he has returned all Company property to the Company including, but not limited to, all Company confidential and proprietary information in his possession, regardless of the format and no matter where maintained. Executive also certifies that all electronic files residing or maintained on any personal computer devices (thumb drives, tablets, personal computers or otherwise) will be returned and no copies retained. Executive also has returned his identification card, and computer hardware and software, all paper or computer based files, business documents, and/or other Business Records or Office Documents as defined in the Company Document Management Program, as well as all copies thereof, credit and procurement cards, keys and any other Company supplies or equipment in his possession. In addition, as of the date upon which Executive executes this Executive Release, Executive confirms that any business related expenses for which he seeks or will seek reimbursement have been, or will be, documented and submitted to the Company within 10 business days after the Separation Date (as defined in the Agreement). Finally, as of the date upon which Executive executes this Executive Release, any amounts owed to the Company have been paid. This Paragraph 8 shall in all respects be subject to Paragraph 9 of this Executive Release.

9.                                      Except as otherwise set forth in Paragraph 4 of this Executive Release, nothing contained in this Executive Release or in the Agreement is intended to nor shall it limit or prohibit Executive, or waive any right on his part, to initiate or engage in communication with, respond to any inquiry from, otherwise provide information to or obtain any monetary recovery from, any federal or state regulatory, self-regulatory, or enforcement agency or authority, as provided for, protected under or warranted by applicable law, in all events without notice to or consent of the Company.

10.                               Executive agrees that neither the Agreement nor this Executive Release, nor the furnishing of the consideration for this Executive Release, shall be deemed or construed at any time for any purpose as an admission by the Company of any liability or unlawful conduct of any kind, which the Company denies.

11.                               Executive understands that he has 45 calendar days within which to consider this Executive Release before signing it. The 45 calendar day period shall begin on May 31, 2018, the

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day after it is presented to Executive. After signing this Executive Release, Executive may revoke his signature within 7 calendar days (“Revocation Period”). In order to revoke his signature, Executive must deliver written notification of that revocation marked “personal and confidential” to Chief Executive Officer, Wyndham Destinations, Inc., 6277 Sea Harbor Drive, Orlando, FL 32821. Notice of such revocation must be received within the seven (7) calendar days referenced. Executive understands that neither this Executive Release nor the Agreement will become effective or enforceable until this Revocation Period has expired and there has been no revocation by Executive, and the other terms and conditions of this Executive Release and the Agreement have been met by Executive to the Company’s satisfaction.

12.                               The Company’s obligations set forth in Section 2.1 of the Agreement are expressly contingent upon Executive’s execution and non-revocation of this Executive Release within forty-five (45) days following the Separation Date (the “Execution Date”).  Executive has seven (7) calendar days from the Execution Date to revoke his execution of this Agreement. In order to revoke his signature, Executive must deliver written notification of that revocation marked “personal and confidential” to Chief Executive Officer, Wyndham Destinations, Inc., 6277 Sea Harbor Drive, Orlando, FL 32810. Notice of such revocation must be received within the seven (7) calendar days referenced above. If Executive does not execute this Executive Release or if Executive revokes execution neither Company nor Executive shall have any rights or obligations under Section 2.1 of the Agreement. Provided that Executive does not revoke his execution of the Executive Release within such seven (7) day period, the “Release Effective Date” shall occur on the eighth (8th) calendar day after the date on which Executive executes the signature page of this Executive Release.

EXECUTIVE HAS READ AND FULLY CONSIDERED THIS EXECUTIVE RELEASE, HE UNDERSTANDS IT AND KNOWS HE IS GIVING UP IMPORTANT RIGHTS, AND IS DESIROUS OF EXECUTING AND DELIVERING THIS EXECUTIVE RELEASE. EXECUTIVE UNDERSTANDS THAT THIS DOCUMENT SETTLES, BARS AND WAIVES ANY AND ALL CLAIMS HE HAD OR MIGHT HAVE AGAINST THE COMPANY AND ITS AFFILIATES AND SUBSIDIARIES; AND HE ACKNOWLEDGES THAT HE IS NOT RELYING ON ANY OTHER REPRESENTATIONS, WRITTEN OR ORAL, NOT SET FORTH IN THIS EXECUTIVE RELEASE OR THE AGREEMENT. HAVING ELECTED TO EXECUTE THIS EXECUTIVE RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN AND IN THE AGREEMENT, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN THE AGREEMENT, EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, EXECUTES AND DELIVERS THIS EXECUTIVE RELEASE.

EXECUTIVE HAS BEEN ADVISED OF EXECUTIVE’S RIGHT TO CONSULT WITH HIS LEGAL COUNSEL PRIOR TO EXECUTING THIS EXECUTIVE RELEASE AND THE AGREEMENT.

IF THIS DOCUMENT IS RETURNED EARLIER THAN 45 DAYS, THEN EXECUTIVE ADDITIONALLY ACKNOWLEDGES AND WARRANTS THAT HE HAS VOLUNTARILY AND KNOWINGLY WAIVED THE 45-DAY REVIEW PERIOD, AND THIS DECISION TO ACCEPT A SHORTENED PERIOD OF TIME IS NOT INDUCED BY THE COMPANY THROUGH FRAUD, MISREPRESENTATION, A THREAT TO WITHDRAW OR ALTER THE OFFER PRIOR TO THE EXPIRATION OF THE 45 DAYS,

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OR BY PROVIDING DIFFERENT TERMS TO EXECUTIVE IF HE SIGNS THIS EXECUTIVE RELEASE PRIOR TO THE EXPIRATION OF SUCH TIME PERIOD.

THEREFORE, the Executive voluntarily and knowingly executes this Executive Release as of the dates set forth below.

NOT TO BE EXECUTED
PRIOR TO THE SEPARATION DATE

/s/Stephen P. Holmes
Stephen P. Holmes
Date Signed:	June 1, 2018

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